EXHIBIT 23.2

CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Summa Industries:

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Company’s 1991 Stock Option Plan, filed on April 15, 1993, the 1995 Stock Option Plan, filed on January 31, 1997 (No. 333-20835), the amendment to the 1995 Stock Option Plan, filed on December 15, 1998 (No. 333-68921), the 1999 Stock Option Plan, filed on December 15, 1998 (No. 333-68981), the amendment to the 1999 Stock Option Plan, filed on May 3, 2002 (No. 333-87692), the Summa ESOP and 401(k) Stock Option Plan, filed on September 8, 1997 (No. 333-35163), the Calnetics Stock Option Plan, filed on October 21, 1997 (No. 333-38415), the Falcon Acquisition Stock Option Plan, filed on December 15, 1998 (No. 333-68983), the Plastron Acquisition Stock Option Plan, filed on May 20, 1999 (No. 333-78873), the Plastic Specialties, Inc. Acquisition Stock Option Plan filed on May 3, 2002 (No. 333-87690), of Summa Industries and subsidiaries of our report dated October 7, 2002 with respect to the Summa Industries and subsidiaries statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2002 and financial statement schedule (Schedule II “Valuation and Qualifying Accounts”) which report appears in the fiscal year 2004 annual report on Form 10-K.

/s/ KPMG LLP

Los Angeles, California
November 12, 2004